As filed with the Securities and Exchange Commission on November 3, 2006

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------
                                ESSEX CORPORATION
             (Exact name of Registrant as Specified in Its Charter)
                 ----------------------------------------------
      VIRGINIA                                                     54-0846569
 (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                            6708 ALEXANDER BELL DRIVE
                            COLUMBIA, MARYLAND 21046
                                 (301) 939-7000

                    (Address of Principal Executive Offices)

                                ESSEX CORPORATON
                            2004 STOCK INCENTIVE PLAN

                            (Full Title of the Plan)
                 ----------------------------------------------

          LEONARD E. MOODISPAW                          WITH A COPY TO:
Chairman, President and Chief Executive Officer     A. LYNNE PUCKETT, ESQUIRE
            Essex Corporation                          Hogan & Hartson LLP
         6708 Alexander Bell Drive                  111 South Calvert Street
          Columbia, Maryland 21046                  Baltimore, Maryland 21202
               (301) 939-7000                             (410) 659-2700
                  ---------------------------------------------
                         CALCULATION OF REGISTRATION FEE

========================================================================================
                                                            Proposed
      Title of            Amount           Maximum           Maximum         Amount of
  Securities to be         to be        Offering Price  Aggregate Offering  Registration
     Registered         Registered(1)     Per Share(2)        Price(2)          Fee
----------------------------------------------------------------------------------------

Common Stock, no par
value per share            500,000           $19.51         $9,755,000       $1,043.79
========================================================================================

(1) Represents the number of additional shares that may be issued under the Essex Corporation 2004 Stock Incentive Plan, as amended (the "Plan"). This Registration Statement also registers such additional and indeterminable number of shares as may become issuable pursuant to the Plan or non-Plan agreements as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant Rule 416(a) under the Securities Act of 1933, as amended. 1,000,000 shares available for issuance under the Plan were registered on a Registration Statement on Form S-8 on September 27, 2004 (Registration No. 333-119292) and 300,000 shares available for issuance under the Plan were registered on a Registration Statement on Form S-8 on October 5, 2005 (Registration No. 333-128826).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed aggregate maximum offering price have been determined on the basis of the high and low prices quoted on Nasdaq Global Market on November 1, 2006 of $19.88 and $19.13 per share, respectively.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This Registration Statement relates to the Essex Corporation 2004 Stock Incentive Plan, as amended (the "Plan"). 1,000,000 shares of the Registrant's Common Stock issuable pursuant to the Plan have been previously registered on a Registration Statement on Form S-8 (Registration No. 333-119292) and 300,000 shares of the Registrant's Common Stock issuable pursuant to the Plan have been previously registered on a Registration Statement on Form S-8 (Registration No. 333-128826), filed October 5, 2005. In accordance with General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of such Registration Statements are incorporated herein by reference. On February 23, 2006, the Registrant's Board of Directors approved an increase of 500,000 shares of Common Stock issuable under the Plan and on June 22, 2006, the Company's stockholders approved such increase, bringing the total number of shares authorized for sale thereunder to 1,800,000. This Registration Statement relates to such additional 500,000 shares.

ITEM 8.  EXHIBITS.

5.1      Opinion of Hogan & Hartson LLP.

23.1     Consent of Hogan & Hartson LLP (contained in Exhibit 5.1).

23.2     Consent of Stegman & Company.

24.1     Power of Attorney (See Signatures page).

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on October 31, 2006.



                             ESSEX CORPORATION



                             By: /S/  LEONARD E. MOODISPAW
                                 --------------------------------
                                 Leonard E. Moodispaw
                                 Chairman, President and Chief Executive Officer



                                POWER OF ATTORNEY



Each officer and director whose signature appears below constitutes and appoints Leonard E. Moodispaw and Lisa G. Jacobson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign for the undersigned any and all amendments or post-effective amendments to this Registration Statement on Form S-8 relating to the issuance of Common Stock of the Registrant and any subsequent registration statement for the same offering, which may be filed under Rule 462(b) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any other or more of them, as herein authorized.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons as of October 31, 2006 in the capacities indicated:

                   Signatures                              Title
----------------------------      -------------------------------------------


/s/ Leonard E. Moodispaw          Chairman, President, Chief Executive Officer
----------------------------      and Director
LEONARD E. MOODISPAW              (principal executive officer)


/s/ Lisa G. Jacobson              Executive Vice President and Chief Financial
----------------------------      Officer
LISA G. JACOBSON                  (principal financial officer and principal
                                  accounting officer)


/s/ John G. Hannon
----------------------------
JOHN G. HANNON                    Director


/s/ Robert H. Hicks
----------------------------
ROBERT H. HICKS                   Director


/s/ Ray Keeler
----------------------------
RAY KEELER                        Director


/s/ Anthony M. Johnson
----------------------------
ANTHONY M. JOHNSON                Director


/s/ Marie S. Minton
----------------------------
MARIE S. MINTON                   Director


/s/ Arthur L. Money
----------------------------
ARTHUR L. MONEY                   Director


/s/ Terry M. Turpin
----------------------------
TERRY M. TURPIN                   Director

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER               DESCRIPTION

5.1       Opinion of Hogan & Hartson LLP.

23.1      Consent of Opinion of Hogan & Hartson LLP (contained in Exhibit 5.1).

23.2      Consent of Stegman & Company.

24.1      Power of Attorney (See Signatures page).